UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mellon Financial Corporation	Mellon Capital IV
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Pennsylvania	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

25-1233834	20-0101356
(IRS Employer Identification No.)	(IRS Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, PA	One Mellon Center 500 Grant Street Pittsburgh, PA
(Address of principal executive offices)	(Address of principal executive offices)

15258	15258
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities (and guarantees with respect thereto)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-135919-02 and 333-135919-04

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the 6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities (the “PCS”) set forth under the sections “Description of the PCS,” “Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among PCS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” and “Description of the Preferred Stock” in the final prospectus supplement dated June 12, 2007, filed with the Securities and Exchange Commission on June 14, 2007, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-135919-02 and 333-135919-04) of Mellon Financial Corporation and Mellon Capital IV, filed on July 21, 2006, are incorporated herein by reference. The Normal PCS are fully and unconditionally guaranteed by Mellon Financial Corporation to the extent described in the final prospectus supplement.

Item 2.	Exhibits.

1.	Junior Subordinated Indenture dated as of December 3, 1996 between Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Debenture Trustee, incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-7410) dated December 3, 1996.

2.	Form of Second Supplemental Indenture among Mellon Financial Corporation, The Bank of New York, as successor to The Chase Manhattan Bank as Original Trustee, and Manufacturers & Traders Trust Company, as Series Trustee, to the Junior Subordinated Indenture dated as of December 3, 1996 between Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Debenture Trustee, incorporated by reference to Exhibit 4.25 to the Post Effective Amendment No. 1 to Mellon Financial Corporation’s Registration Statement on Form S-3 (File No. 333-135919).

3.	Certificate of Trust of Mellon Capital IV, incorporated by reference to Exhibit 4.11 to the registration statement on Form S-3 of Mellon Financial Corporation and Mellon Capital IV (File No. 333-107400).

4.	Certificate of Amendment to Certificate of Trust of Mellon Capital IV, as filed with the Delaware Secretary of State on June 11, 2007, incorporated by reference to Exhibit 4.29 to the Post Effective Amendment No. 1 to Mellon Financial Corporation’s Registration Statement on Form S-3 (File No. 333-135919).

5.	Form of Amended and Restated Trust Agreement among Mellon Financial Corporation, as Depositor, Manufacturers & Traders Trust Company, as Property Trustee, M&T Trust Company of Delaware, as Delaware Trustee, the Administrative Trustees and the holders of the trust securities of Mellon Capital IV, incorporated by reference to Exhibit 4.26 to the Post Effective Amendment No. 1 to Mellon Financial Corporation’s Registration Statement on Form S-3 (File No. 333-135919).

6.	Form of Guarantee Agreement between Mellon Financial Corporation and Manufacturers & Traders Trust Company, as Guarantee Trustee, incorporated by reference to Exhibit 4.27 to the Post Effective Amendment No. 1 to Mellon Financial Corporation’s Registration Statement on Form S-3 (File No. 333-135919).

7.	Form of certificate representing the Normal PCS, included in Exhibit 5.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 18, 2007

MELLON FINANCIAL CORPORATION

By:	/s/ Michael A. Bryson
	Name:	Michael A. Bryson
	Title:	Chief Financial Officer

MELLON CAPITAL IV

By:	/s/ Steven G. Elliott
	Name:	Steven G. Elliott
	Title:	Administrative Trustee